SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 9, 2014

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in periodic reports filed by Asterias Biotherapeutics, Inc. with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that Asterias may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, Asterias disclaims any intent or obligation to update these forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On April 9, 2014, our largest stockholder, BioTime, Inc., took action by written consent to fix the number of authorized directors at eight and elected Richard LeBuhn, Robert W. Peabody, and Judith Segall to fill the three vacancies on the Board of Directors.

Richard LeBuhn, 49, has served since June 2006 as Senior Vice President of Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P.  Previously, Mr. LeBuhn was Principal of Broadfield Capital Management, LLC, a private investment firm, from 2005 to 2006, and Vice President of Derchin Management, a private investment firm, from July 2002 to May 2005.  Earlier in his career, Mr. LeBuhn founded and was Managing Member of Triple Eight Capital, LLC, an investment analysis and financial advisory firm, was Managing Director of Craig Drill Capital, Inc., a private investment firm, and served as an operating business manager for Chubb and Son, Inc., the property and casualty insurance division of The Chubb Corporation.  Mr. LeBuhn received a MBA in Finance with Distinction from Columbia University Graduate School of Business in 1996.  He received a BA in Economics from St. Lawrence University in 1988.  Mr. LeBuhn currently serves as a director of Comarco, Inc.

Robert W. Peabody, 59, has been our Chief Financial Officer since June 2013 and is Senior Vice-President, Chief Operating Officer, and Chief Financial Officer of BioTime.  Mr. Peabody joined BioTime in October 2007 as its Senior Vice-President, Chief Operating Officer, and also served on an interim basis as Chief Financial Officer from September 2010 until October 2011.  Mr. Peabody reassumed the role as Chief Financial Officer in May 2013.  Prior to joining BioTime, Mr. Peabody served as a Vice-President of Advanced Cell Technology, Inc., and also served on their board of directors from 1998 to 2006.  Prior to joining ACT, Mr. Peabody spent 14 years as a Regional Controller for Ecolab, Inc., a Fortune 500 specialty chemical manufacturer and service company.  He has also been an audit manager for Ernst and Young where he was a Certified Public Accountant on the audit staff serving the firm's clients whose shares are publicly traded.  Mr. Peabody received a Bachelor Degree in Business Administration from the University of Michigan.

Judith Segall, 60, is Vice President of Administration and Corporate Secretary of BioTime, Inc. and has served as a Vice President and as Secretary of BioTime since 1990.  Ms. Segall also serves on the Board of Directors of BioTime.  Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

Compensation of Directors

For serving as a non-employee director of Asterias, Mr. LeBuhn will receive an annual fee of $15,000 in cash, plus $1,000 for each regular or special meeting of the Board of Directors attended, and options to purchase 20,000 Series B Shares under our 2013 Equity Incentive Plan.  The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that Mr. LeBuhn remains a director on the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.

Mr. Peabody will not receive any compensation for serving as a director because he is an employee of Asterias, and Ms. Segall will not receive any compensation for serving as a director because she is an employee of BioTime.

Termination of Chief Executive Officer; Appointment of Interim Chief Executive Officer

On April 10, 2014, our Board of Directors terminated the employment of our President and Chief Executive Officer, Thomas Okarma.

Also on April 10, 2014, our Board of Directors appointed our Vice President of Technology Integration, Michael D. West, as President and Chief Executive Officer.  Dr. West, 60, has been the Chief Executive Officer of BioTime since October 2007, and has served on the Board of Directors of BioTime since 2002.  Dr. West also serves on our Board of Directors.  Prior to becoming Chief Executive Officer of BioTime, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Advanced Cell Technology, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine.  Dr. West also founded Geron Corporation of Menlo Park, California, and from 1990 to 1998, he was a Director and Vice-President, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells.  From 1995 to 1998, he organized and managed the research between Geron and its academic collaborators, James Thomson and John Gearhart, that led to the first isolation of human embryonic stem and human embryonic germ cells.  Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Resignation of Directors

On April 10, 2014, Henry L. Nordhoff and Andrew von Eschenbach resigned from our Board of Directors following a Board of Directors meeting at which they were informed of the actions taken by BioTime to amend the Bylaws to increase the number of authorized directors and to elect three new directors to fill the vacancies on the Board, and after the Board voted to terminate Dr. Okarma’s employment.  Mr. Nordhoff and Dr. von Eschenbach voted against the termination of Dr. Okarma’s employment and the appointment of Michael D. West as the new President and Chief Executive Officer.

Mr. Nordhoff had served on the Audit Committee.  Dr. von Eschenbach had served on the Compensation Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 9, 2014, in accordance with resolutions approved by its Board of Directors, BioTime, Inc. took action by written consent as a stockholder to amend our Bylaws to effect the following changes:  (a) Article III, Section 2 of the Bylaws was amended to fix the authorized number of directors at eight (8) until such number is increased or decreased by the stockholders, provided that the authorized number of directors shall not be less than three (3); and (b) Article III, Section 4 of the Bylaws was amended to provide that vacancies in the Board of Directors may be filled only by the stockholders.  A copy of the amendments of the Bylaws has been filed as an Exhibit to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amendment of Bylaws
17.1	Resignation email from Andrew C. von Eschenbach
17.2	Resignation email from Henry L. Nordhoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: April 11, 2014	By:	/s/ Robert W. Peabody
Chief Financial Officer

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amendment of Bylaws
17.1	Resignation email from Andrew C. von Eschenbach
17.2	Resignation email from Henry L. Nordhoff